Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Clean Energy Fuels Corp.:
We consent to the incorporation by reference in the registration statements (No.'s 333-145434, 333-150331, 333-152306, 333-156776, 333-159799, 333-160241, 333-164301, 333-168433, 333-171957, 333-174989, 333-177043, 333-178877, 333-179223, 333-186705, 333-187085, 333-187456, 333-189925, 333-190536, 333-192221, 333-193243, 333-201379, 333-206121, 333-208868, and 333-211934) on Form S-3 and Form S-8 of Clean Energy Fuels Corp. and subsidiaries of our report dated March 12, 2019, with respect to the consolidated balance sheets of Clean Energy Fuels Corp. as of December 31, 2017 and 2018, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule II (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Clean Energy Fuels Corp.
/s/ KPMG LLP
Irvine, California
March 12, 2019